SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934

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	☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

INTERNATIONAL SMART SOURCING, INC.

(formerly ChinaB2Bsourcing.com)
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTERNATIONAL SMART SOURCING, INC.
320 BROAD HOLLOW ROAD
FARMINGDALE, NEW YORK 11735

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 23, 2005

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of International Smart Sourcing, Inc. (the “Company”) will be held on June 23, 2005 at 9 a.m. New York time at Koerner Silberberg & Weiner LLP 112 Madison Avenue, 3rd Floor, New York, New York, for the following purposes:

1.	To elect six directors of the Company to serve until the 2006 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

2.	To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

The Board of Directors has fixed the close of business on May 4, 2005 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Common Stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

BY ORDER OF THE BOARD OF DIRECTORS

Harry Goodman
Secretary
Farmingdale, New York
April 28, 2005

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ARE A STOCKHOLDER OF RECORD AND YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

INTERNATIONAL SMART SOURCING, INC.
320 BROAD HOLLOW ROAD
FARMINGDALE, NEW YORK 11735

PROXY STATEMENT
FOR 2005 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 23, 2005

April 28, 2005

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of International Smart Sourcing, Inc. (the “Company”) for use at the 2005 Annual Meeting of Stockholders of the Company to be held on June 23, 2005, and at any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, stockholders will be asked to vote upon the election of six directors of the Company, and to act upon any other matters properly brought before them.

This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about May 10, 2005. The Board of Directors has fixed the close of business on May 4, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). Only stockholders of record of the Company’s common stock, par value $.001 per share (the “Common Stock”), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

The presence, in person or by proxy, of holders of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Both abstentions and broker non-votes (as defined below) will be counted as present in determining the presence of a quorum. A plurality of votes cast shall be sufficient for the election of directors. Abstentions and broker non-votes will be disregarded in determining the “votes cast” for purposes of electing directors and will not affect the election of the candidates receiving a plurality of votes. A “broker non-vote” is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

Stockholders of the Company are requested to complete, sign, date, and promptly return the accompanying Proxy Card in the enclosed, postage-prepaid envelope. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the nominees for director of the Company named in this Proxy Statement. It is not anticipated that any matters other than the election of directors will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not such stockholder has previously given a proxy, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

The Company’s 2004 Annual Report, including audited financial statements for the fiscal year ended December 31, 2004 (“Fiscal 2004”), is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation materials.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

The following table sets forth as of April 1, 2005 certain information regarding the beneficial ownership of Common Stock by (i) each person or “group” (as that term is defined in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each executive officer of the Company, (iii) each director and Nominee and (iv) all directors and executive officers as a group (10 persons). Except as otherwise indicated, the Company believes, based on information furnished by such persons, that each person listed below has sole voting and investment power over the shares of Common Stock shown as beneficially owned, subject, to community property laws, where applicable.

Title of Class	Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Class

Common	David Kassel	4,795,000	(4)	24.14
Common	Andrew Franzone	3,095,000	(1)(5)	15.58
Common	Harry Goodman	2,070,000	(2)(6)	10.90
Common	H.T. Ardinger, Jr.	5,668,920	(3)	23.08
Common	David Hale	720,500	(7)	3.67
Common	Richard Peters	75,000	(8)	*	(10)
Common	Michael Rakusin	75,000	(9)	*	(10)
Common	All directors and executives as a group	10,830,500		49.68

(1)	Includes 500,000 shares owned by wife, of which beneficial ownership is disclaimed.
(2)	Includes 375,000 shares owned by wife, of which beneficial ownership is disclaimed.
(3)	Number of Shares as set forth on the Form 3 filed on October 29, 2004 (as adjusted to account for the stock dividend on December 10, 2004).
(4)	Includes options to purchase 970,000 shares of common stock.
(5)	Includes options to purchase 970,000 shares of common stock.
(6)	Includes options to purchase 95,000 shares of common stock.
(7)	Includes options to purchase 720,000 shares of common stock.
(8)	Includes options to purchase 75,000 shares of common stock.
(9)	Includes options to purchase 75,000 shares of common stock.
(10)	Less than One (1%) Percent

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of six members: Andrew Franzone, Harry Goodman, David Hale, David Kassel, Richard A. Peters and Michael S. Rakusin. At the Annual Meeting, six directors will be elected to serve until the 2005 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The Board of Directors has re-nominated Andrew Franzone, Harry Goodman, David Hale, David Kassel, Richard A. Peters and Michael S. Rakusin, (each a “Nominee”) to serve as directors for an additional term. The Board of Directors anticipates that each of the Nominees will serve, if elected, as a director. However, if any Nominee is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend. The Board of Directors will consider a Nominee for election to the Board of Directors recommended by a stockholder of record if the stockholder submits the nomination in compliance with the requirements of the Company’s By-laws (the “By-laws”). See “Other Matters-Stockholder Proposals” for a summary of these requirements.

THE BOARD OF DIRECTORS R ECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

INFORMATION REGARDING THE DIRECTORS/NOMINEES

The names, ages, and a description of the business experience, principal occupation and past employment during the last five years of each of the Directors/Nominees are set forth below.

Name	Age	Position

David L. Kassel (2)	69	Chairman of the Board of Directors and Chief Executive Officer
Andrew Franzone	67	President of EHC, Director
Harry Goodman	78	Vice President and Secretary, Director
David Hale	59	President, Chief Operating Officer,
		Acting Chief Financial Officer, Director
Richard A. Peters (1)(2)(3)	67	Director
Michael S. Rakusin (1)(2)(3)	49	Director

(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.
(3) Member of the Nominating Committee

David L. Kassel founded Electronic Hardware Corp., a wholly owned subsidiary of the Company (“EHC”) in 1970. Mr. Kassel has served as Chairman of EHC since 1975 and President of Compact Disc Packaging Corp., a wholly owned subsidiary of the Company (“CDP”) since 1995. In 2002, Mr. Kassel became the Chief Executive Officer of the Company. From 1983 until 1995, he was Chairman of the Board of Directors of American Safety Closure Corp., a company engaged in the manufacturing of bottle caps. Mr. Kassel has been the Chairman and principal stockholder of Allen Field Company, Inc. (“AFC”) since 1984. Mr. Kassel has been the Chairman of Memory Protection Devices, Inc., a company engaged in the manufacturing of devices for the protection of computer memory, since 1987. Mr. Kassel has been a partner in K&G Realty Associates, a privately held real estate company, since 1978.  Mr. Kassel is also a manager and shareholder of Rencol Acquisitions, LLC, a holding company which owns a knobs, handles, and hand wheels manufacturer located in the United Kingdom.

Andrew Franzone is currently President of EHC. Mr. Franzone also served as President and Chief Executive Officer of the Company from 1987 through May 2001. Mr. Franzone served as President of AFC from 1984 until 2001. Mr. Franzone served as Chairman of the Board of Directors and President of Ackerman Bodnar Corp., a manufacturer of interior aircraft lighting, from 1974 through 1983.  Mr. Franzone is also a manager and shareholder of Rencol Acquisitions, LLC, a holding company which owns a knobs, handles, and hand wheels manufacturer located in the United Kingdom.

Harry Goodman served as Vice President of EHC since 1986. Mr. Goodman served as President of EHC from 1976 to 1986 and began working as an officer of EHC in 1970. Mr. Goodman has been a partner at K&G Realty Associates since 1978. Mr. Goodman has served as an officer of AFC since 1984. Mr. Goodman has served as an officer of Memory Protection Devices, Inc. since 1987.

David Hale commenced his position as President and Chief Operating Officer in April 2002. Mr. Hale commenced employment at the Company in October 1999 as Director of Operations and became Chief Operating Officer in May 2001.  Mr. Hale is also a manager and shareholder of Rencol Acquisitions, LLC, a holding company which owns a knobs, handles, and hand wheels manufacturer located in the United Kingdom.

Richard A. Peters has over forty years of experience in business, development, marketing and management consulting. His product areas of expertise include data storage, telecommunications, computer graphics and software. Mr. Peters was the Vice President of World Wide Channel Marketing at Quantum Corporation in Milpitas, California from April 1998 until his retirement in February 2001. Mr. Peters lived and worked in Asia, Europe and South America for twelve years. He led acquisition teams, strategic partnerships and product introductions.

Michael S. Rakusin is the President of 54 Pearl Street Associates, a restaurant management holding company. Mr. Rakusin is also a certified public accountant and currently maintains an active accounting and tax practice. He also has extensive experience as a builder of single family homes. Mr. Rakusin was previously the Chief Executive Officer of Echo Springs Water Co., Inc., a distributor of bottled water, which filed for Chapter 11 bankruptcy protection on March 17, 2000 and subsequently dissolved.

CORPORATE GOVERNANCE

Meetings of the Board

During Fiscal 2004, the Board of Directors met three (3) times in person and conducted business via unanimous written consent on nine (9) other occasions. During Fiscal 2004, each director, attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such director served on the Board of Directors) and (ii) the total number of meetings of all committees of the Board of Directors on which such director served (during the periods for which such director served on such committee or committees).

The Nominating and Corporate Governance Committee met by unanimous written consent for the purpose of reviewing candidates for the directorships to be voted on at the Annual Meeting.

Board Committees

The Board of Directors of the Company has established a compensation committee (the “Compensation Committee”), an audit committee (the “Audit Committee”), and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”).

The Compensation Committee. The Compensation Committee consists of David L. Kassel and two independent directors, Richard Peters and Michael Rakusin. The Board of Directors has determined Mr. Peters and Mr. Rakusin to be independent under the new listing standards adopted by the Securities and Exchange Commission and the National Association of Securities Dealers. The Compensation Committee determines the salaries and bonuses of the Company’s executive officers. The Compensation Committee also administers the Company’s 1998 Stock Option and Grant Plan.

The Audit Committee. Mr. Peters and Mr. Rakusin also serve as members of the Audit Committee. The Audit Committee has the responsibilities set forth in the Audit Committee Charter, including appointing the auditors, preapproving all auditing services, reviewing the audited financial statements and other financial disclosures, and overseeing the accounting and audit functions of the Company. The Audit Committee reports its findings to the Board of Directors.  See “Report of the Audit Committee.” The Audit Committee Charter can be found in Appendix A of the 2004 proxy statement.

Nominating and Corporate Governance Committee. The members of the Nominating Committee are Richard Peters, and Michael Rakusin. The Nominating Committee is responsible for making recommendations to the Board of Directors of persons to serve as directors of the Company and as chairmen and members of committees of the Board of Directors. The Nominating Committee is also responsible for certain corporate governance practices, including the development of ethical conduct standards for our directors, officers and employees and an annual evaluation to determine whether the Board of Directors and its committees are functioning effectively.

The Nominating Committee expects to identify nominees to serve as directors of the Company primarily by accepting and considering the suggestions and nominee recommendations made by directors, management and stockholders. The Nominating Committee has not established specific minimum qualifications for recommended nominees. However, as a matter of practice, the Nominating Committee does evaluate recommended nominees for directors based on their integrity, judgment, independence, financial and business acumen, relevant experience, and their ability to represent and act on behalf of all stockholders, as well as the needs of the Board of Directors. In general, the Nominating Committee would expect to re-nominate incumbent directors who express an interest in continuing to serve on the Board. The Nomination and Corporate Governance Committee Charter can be found in Appendix B of the 2004 proxy statement.

For the 2006 Annual Meeting, the Nominating Committee will consider stockholder recommendations for director nominees that are submitted to our corporate secretary by January 12, 2006. Shareholder nominations must be in writing and should include sufficient biographical and business experience information about the nominee so that the Nominating Committee can evaluate the nominee based on its selection criteria.

Code of Business Conduct and Ethics. The Board of Directors has also adopted a Code of Business Conduct and Ethics, which can be found in Appendix C of the 2004 proxy statement. The Code of Business Conduct and Ethics can be provided without charge, upon request.

Compensation of Directors

Directors of the Company who are also employees receive no additional compensation for their service as directors. Non employee Directors of the Company receive a fee of $ 500 a month for serving on the Board of Directors and reimbursement of reasonable expenses incurred in attending meetings.

Information Regarding Executive Officers

The names, ages and positions of each of the executive officers of the Company, as well as a description of their business experience and past employment, are as set forth below:

Name	Age	Position

David L. Kassel	69	Chairman of the Board of Directors and Chief Executive Officer
David Hale	59	President and Chief Operating Officer, Acting Chief Financial Officer
Andrew Franzone	67	President of EHC, Director
Harry Goodman	78	Vice President and Secretary, Director

For biographical information regarding Messrs. Franzone, Kassel, Goodman and Hale see “Information Regarding the Directors/Nominees.”

Report of the Audit Committee of the Board of Directors

The Audit Committee of the Board of Directors of the Company serves as the representative of the Board for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company’s Standards of Business Conduct. The Company’s management has primary responsibility for preparing the Company’s financial statements. The Audit Committee met a total of 2 times during the fiscal year ended December 31, 2004.

In this regard, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.
2.	The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards Number 61 (U.S. Auditing Standard, AU 380).

3.

The Audit Committee has received the written disclosures and the letter from the independent accountants required by professional standards, to confirm that they are independent accountants within the meaning of the Securities Act administered by the Securities and Exchange Commission and the requirements of the Public Company Accounting Oversight Board.

4.

Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Audit Committee,

RICHARD A. PETERS
MICHAEL S. RAKUSIN

Audit Firm Fee Summary

During Fiscal Years ended December 31, 2004 and December 26, 2003, the Company retained Marcum Kliegman LLP to provide services in the categories and amounts listed below.

The Audit Committee of the Company preapproved all of the audit fees and other related fees for Fiscal Years 2004 and 2003 in accordance with the procedures established by the Audit Committee in its charter.

Audit Fees

Marcum Kliegman LLP billed the Company an aggregate of approximately $91,000 in fees for professional services rendered in connection with the audit of the Company’s financial statements for the most recent fiscal year and financial statements included in each of the Company’s Quarterly Reports on Form 10-QSB during the fiscal year ended December 31, 2004. Marcum Kliegman LLP billed the Company an aggregate of approximately $73,800 in fees for professional services rendered in connection with the audit of the Company’s financial statements for fiscal year 2003 and financial statements included in each of the Company’s Quarterly Reports on Form 10-QSB during the fiscal year ended December 26, 2003.

Audit Related Fees

The Company did not engage Marcum Kliegman LLP for any audit related services for the fiscal years ending December 31, 2004 or December 26, 2003.

Tax Fees

The Company did not engage Marcum Kliegman LLP for professional services relating to tax compliance, tax advice, or tax planning for the fiscal years ending December 31, 2004 or December 26, 2003.

Financial Information Systems Design and Implementation Fees

The Company did not engage Marcum Kliegman LLP for professional services relating to financial information systems design and implementation for the fiscal years ending December 31, 2004 or December 26, 2003.

All Other Fees

The Company did not engage Marcum Kliegman LLP for professional services related to consulting services or any other services not already mentioned above for the fiscal years ending December 31, 2004 or December 26, 2003.

Executive Compensation

Summary Compensation Table. The following table sets forth cash compensation paid or accrued during the indicated periods to the Company’s Chief Executive Officer and the Company’s other Executive Officers whose total salary and bonus exceeded $100,000 during Fiscal 2004 (collectively, the “Named Executive Officers”). No other Executive Officers received compensation in excess of $ 100,000 during the year ended December 31, 2004.

SUMMARY COMPENSATION TABLE

					Long-Term Compensation

		Annual Compensation			Awards		Payouts

Name and Principal Positions	Fiscal Year	Salary in Dollars	Bonus in Dollars	Other annual compen- sation	Restricted stock award(s)	Securities Underlying Options/ SARs	LTIP pay-outs	All Other Comp- ensation

David Kassel	2004	181,309	0	41,884	0	400,000	0	0
Chairman of the Board	2003	111,777	50,000	63,400	0	—	0	0
and Chief Executive Officer	2002	115,707	—	50,000	0	570,000	0	0
Andrew Franzone	2004	184,860	0	28,757	0	400,000	0	0
President of EHC	2003	153,567	50,000	21,942	0	—	0	0
	2002	138,834	—	16,800	0	570,000	0	0
Harry Goodman (1)	2004	35,390	0	26,048	0	—	0	0
Executive Vice President	2003	29,410	—	64,500	0	—	0	0
and Secretary	2002	30,150	—	35,300	0	95,000	0	0
David Hale	2004	140,500	0	19,008	0	400,000	0	0
President	2003	110,824	50,000	17,800	0	—	0	0
and Chief Operating Officer	2002	88,074	—	13,150	0	285,000	0	0

(1)	This Officer agreed to accept the amounts indicated as payment in full and agreed to waive any contrary provisions in his employment agreement.

Option Grants. The following table sets forth the option grants made during Fiscal 2004 to the Named Executive Officers and Directors.

OPTION GRANTS IN FISCAL 2004

	Individual Grants

	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price (Dollars per Share)	Expiration Date

David Kassel	400,000	21.8%	.61	10/15/09
Andrew Franzone	400,000	21.8%	.61	10/15/09
David Hale	400,000	21.8%	.61	10/15/09
Richard Peters	75,000	4.1%	.61	10/15/09
Michael Rakusin	75,000	4.1%	.61	10/15/09

Year-End Option Holdings. The following table sets forth the value of options held at the end of Fiscal 2004 by the Named Executive Officers. None of the Named Executive Officers exercised any options during Fiscal 2004.

FISCAL 2004 YEAR-END OPTION VALUES

	Shares Acquired on Exercise (No.)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End	Value of Unexercised in-the-Money Options at Fiscal Year-End

Name			Exercisable/Unexercisable	Exercisable/Unexercisable (1)

David Kassel	0	0	970,000/0	238,400/0
Andrew Franzone	0	0	970,000/0	238,400/0
Harry Goodman	0	0	95,000/0	30,400/0
David Hale	0	0	720,000/0	153,450/0
Richard Peters	0	0	75,000/0	10,500/0
Michael Rakusin	0	0	75,000/0	10,500/0

(1)	Based on $.75 per share, the price of the last reported trade of the Common Stock on the Nasdaq Bulletin Board Market on December 31, 2004.

Employment Agreements

The Company entered into executive employment agreements as of March 15, 1998 with Andrew Franzone, David Kassel and Harry Goodman each an “Executive”. The term of each of the employment agreements ends March 2, 2008 (the “Term”). The annual base salaries of Messrs. Franzone, Kassel and Goodman under their employment agreements are $125,000, $100,000 and $100,000, respectively, with annual salary adjustments equal to the greater of 5% or the increase in the Consumer Price Index. Each Executive is entitled to fringe benefits and an annual bonus to be determined by the Compensation Committee of the Board of Directors. Each Executive can be terminated for cause (as defined in the employment agreements) with all future compensation ceasing. If the Executive dies during the Term or is unable to competently and continuously perform the duties assigned to him because of ill health or other disability (as defined in the employment agreements), the Executive or the Executive’s estate or beneficiaries shall be entitled to full compensation for three years following the date thereof. If the executive is terminated without cause, the executive shall be entitled to full compensation for the remainder of the Term. If the Executive resigns, his compensation ceases as of the date of his resignation. During the period of employment and for two years thereafter the Executives are prohibited from competing with the Company; provided, however, that the Executives may provide services to other noncompeting business. In order for a restrictive covenant to be enforceable under applicable state law, the covenant must be limited in terms of scope and duration. While the Company believes that the covenants in the employment contracts are enforceable, there can be no assurance that a court will declare them enforceable under particular circumstances.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Leases

EHC leases its facility in Farmingdale, New York from K&G Realty Associates (“K&G”), a partnership owned by David L. Kassel and Harry Goodman, both officers and directors of the Company. The lease agreement has been extended until December 31, 2005. The annual rent is currently $194,352, with increases equal to the greater of the increase in the Consumer Price Index or 5%. Pursuant to a rider of the lease agreement dated as of March 1, 1998, EHC shall pay as an additional rent, any and all real property taxes for the demised premises in excess of $ 26,000 per annum. In 2004, the taxes were approximately $43,000. Pursuant to the mortgage agreement dated November 28, 1995, K&G has assigned all rents due from EHC to the Long Island Commercial Bank. K & G Realty refinanced its mortgage agreement with Long Island Commercial Bank and as a result, EHC is no longer a guarantor to the agreement. The Company believes that the terms and consideration of its lease with K & G Realty are no less favorable to the Company than a lease from a third party.

Officer Loans

Messrs. Kassel, Goodman and Franzone advanced or arranged for the advance of funds to the Company for working capital. The loans advanced by Mr. Kassel are represented by the following three notes (i) a demand negotiable promissory note, dated May 31, 2000, from the Company, in favor of David Kassel for the principal amount of $50,000, bearing interest at 10% per annum, (ii) a demand negotiable promissory note dated August 17, 2000 from the Company, in favor of David Kassel for the principal amount of $50,000, bearing interest at 10% per annum and (iii) a demand negotiable promissory note dated August 26, 2002 from the Company, in favor of David Kassel for the principal amount of $50,000, bearing interest at 10% per annum.

The loans advanced by Mr. Goodman are represented by the following three notes (i) a demand negotiable promissory note, dated May 31, 2000, from the Company, in favor of Mr. Goodman for the principal amount of $50,000, bearing interest at 10% per annum, (ii) a demand negotiable promissory note dated August 10, 2000, from the Company, in favor of Harry Goodman for the principal amount of $50,000, bearing interest at 10% per annum and (iii) a demand negotiable promissory note, dated July 2, 2002, from the Company, in favor of Mr. Goodman for the principal amount of $50,000, bearing interest at 10% per annum.

The loan advanced by Mr. Franzone is represented by the following note (i) a demand negotiable promissory note, dated July 2, 2002, from the Company, in favor of Mr. Franzone for the principal of $50,000, bearing interest at 10% per annum.

As part of the financing agreement with People’s Bank the Company agreed to delay payments on the Officer Loans until all sums due and owing to People’s Bank were paid in full. In February 2004, People’s Bank agreed to allow the Company to pay up to $118,000 collectively to Messrs. Kassel, Goodman and Franzone in partial satisfaction of the amounts due under the loans. On February 16, 2004, the Company paid approximately $101,000 collectively to Messrs. Kassel, Goodman and Franzone.  In November 2004, People’s Bank agreed to allow the Company to pay up to $54,600 collectively to Messrs. Kassel, Goodman and Franzone in partial satisfaction of the amounts due under the loans. On December 8, 2004, the Company paid approximately $55,500  collectively to Messrs. Kassel, Goodman and Franzone.  At the present time, $120,522 remains outstanding collectively to Messrs. Kassel, Goodman and Franzone.

Affiliated Transactions

EHC and AFC have entered into an engineering consulting and services agreement on a fee for service basis. Under such agreement, (a) EHC will have the exclusive right to manufacture or contract for the manufacturing of certain AFC products on a time and materials basis and (b) EHC will not develop products in the following lines other than for AFC: (i) point of sale display items; and (ii) cabinet and furniture plastic hardware. The Company believes the terms and consideration of this agreement are no less favorable to the Company than agreements with similar unrelated third party companies. The President of AFC, Andrew Franzone Jr., is the son of the President of EHC. AFC is owned by three officer/stockholders of the Company.

The Company recorded sales during the years ended December 31, 2004 and December 26, 2003 of $557,000 and $222,000, respectively to AFC. Gross Profit on such sales was approximately $65,000 and $26,000 for the years ended December 31, 2004 and December 26, 2003, respectively. Accounts receivable from AFC were approximately $92,000 at December 31, 2004.

Messrs. Kassel, Hale, Franzone, Mandel (a consultant to the Company) and certain other unrelated parties are owners and managers of Rencol Acquisitions, LLC, a limited liability company which purchased Ray Engineering Company Limited (“Rencol”) in February 2005.  Rencol is a knob, handle and hand wheel manufacturer located in Bristol, United Kingdom. The Company’s EHC subsidiary is now the exclusive distributor of Rencol products in North America and Rencol is a distributor of EHC products.  Rencol will become a purchaser of products from the Company on the same terms and conditions as other customers of the Company.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and Nasdaq. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports provided to the Company and written representations that no other reports were required during, or with respect to, Fiscal 2004, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners have been satisfied with the exception of the following:

On March 16, 2004, David Kassel disclosed on Form 4 that he sold 37,500 shares of common stock.

On April 20, 2005, David Hale disclosed on Form 3 that he owns 500 shares of common stock and options to purchase 720,000 shares of common stock.

On April 20, 2005, Richard Peters disclosed on Form 3 that he owns no shares of common stock and owns options to purchase 75,000 shares of stock.

On April 20, 2005, Michael Rakusin disclosed on Form 3 that he owns no shares of common stock and owns options to purchase 75,000 shares of stock.

Independent Public Accountants

The accounting firm of Marcum & Kliegman LLP served as the Company’s independent public accountants during Fiscal years 2004 and 2003, and is expected to continue to do so for fiscal year 2005.

A representative of Marcum & Kliegman LLP is expected to be present at the Annual Meeting, will be given an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

Expenses of Solicitation

The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the Annual Meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by one or more employees of the Company. The Company also may reimburse brokers, banks, nominees, and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy materials to their principals who are beneficial owners of Common Stock.

Stockholder Proposals

Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at the Company’s 2006 Annual Meeting of Stockholders must be received by the Company at its principal executive office on or before January 12, 2006 to be eligible for inclusion in the proxy statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

Any stockholder proposals (including recommendations of nominees for election to the Board of Directors) intended to be presented at the Company’s 2006 Annual Meeting of Stockholders, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at the principal executive office of the Company at least sixty (60) days prior to the date of such meeting, but no more than ninety (90) days prior to the date of such meeting, together with all supporting documentation required by the By-laws; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of such meeting is given or made to stockholders, stockholder proposals must be received, together with all required supporting documentation, not later than the close of business on the tenth day following the date on which such notice or public disclosure of the date of the annual meeting is first made.

Other Matters

The Board of Directors does not know of any matters other than those described in this Proxy Statement, which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2004 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 30, 2005, WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO DAVID HALE, PRESIDENT, INTERNATIONAL SMART SOURCING, INC., 320 BROAD HOLLOW ROAD, FARMINGDALE, NEW YORK 11735.

INTERNATIONAL SMART SOURCING, INC.
320 BROAD HOLLOW ROAD
FARMINGDALE, NEW YORK 11735

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David Hale and Andrew Franzone, and each of them, proxies with full power of substitution to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of International Smart Sourcing, Inc. (the “Company”), to be held at Koerner Silberberg & Weiner LLP, 112 Madison Avenue, 3rd Floor, New York, New York on June 23, 2005 at 9 a.m., New York time, and at any adjournments or postponements thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting and any adjournments or postponements thereof. The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledge receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and the 2004 Annual Report to Stockholders.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTION IS INDICATED WITH RESPECT TO THE PROPOSALS BELOW, THE UNDERSIGNED’S VOTES WILL BE CAST “FOR” EACH OF SUCH MATTERS. THE UNDERSIGNED’S VOTES WILL BE CAST IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

1.

Proposal to elect Andrew Franzone, Harry Goodman, David Hale, David Kassel, Richard A. Peters and Michael S. Rakusin as Directors of the Company, each for a one year term to continue until the 2006 Annual Meeting of Stockholders and until the successor of each is duly elected and qualified.

☒ For All ☐ Withheld from All
_____________________________________________________________

☐ Withheld as to the Nominee Noted Above

2.	To consider and act upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Dated:_________

Signature:	________________________________

Name:	________________________________

Signature (if held jointly):	________________________________

Name (if held jointly):	________________________________

NOTE:	Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title of such.